PROSPECTUS Dated May 5, 1999                       Pricing Supplement No. 36 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-75289
Dated May 6, 1999                                              January 21, 2000
                                                                 Rule 424(b)(3)

                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                             -----------------------


     We will not redeem these Medium-Term Notes, Series C (Senior Fixed Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Fixed Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:          $150,000,000

Maturity Date:             January 28, 2002

Settlement Date
   (Original Issue
   Date):                  January 26, 2000

Interest Accrual Date:     January 26, 2000

Issue Price:               100%

Specified Currency:        U.S. Dollars

Redemption
   Percentage:             100%

Redemption Dates:          N/A

Annual Redemption
   Percentage
   Reduction:              N/A

Interest Rate:             7.00% per year

Interest Payment
   Dates:                  Each January 28 and
                           July 28, commencing
                           July 28, 2000

Interest Payment
   Period:                 Semi-annually

Book Entry Note or
   Certificated Note:      Book Entry Note

Senior Note or
   Subordinated Note:      Senior Note

Agent:                     Morgan Stanley & Co.
                           Incorporated

Trustee:                   The Chase Manhattan
                           Bank

Minimum
   Denomination:           $1,000

CUSIP:                     61745ENZ0

 Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER

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